Alexander & Baldwin, Inc. Reports Fourth Quarter and Full-Year 2024 Results

HONOLULU, (February 27, 2025) /PRNewswire/—Alexander & Baldwin, Inc. (NYSE: ALEX) ("A&B" or "Company"), a Hawai‘i-based owner, operator and developer of high-quality commercial real estate in Hawai‘i, today announced net income available to A&B common shareholders of $12.4 million, or $0.17 per diluted share, and Commercial Real Estate ("CRE") operating profit of $22.0 million for the fourth quarter of 2024. The Company reported net income available to common shareholders of $60.5 million, or $0.83 per diluted share, and CRE operating profit of $89.4 million for the full year of 2024.
Q4 2024 Highlights
•Funds From Operations ("FFO") of $22.0 million, or $0.30 per diluted share
•Adjusted FFO of $14.2 million, or $0.19 per diluted share
•FFO related to CRE and Corporate of $19.0 million, or $0.26 per diluted share
•CRE Same-Store Net Operating Income ("NOI") growth of 2.4%, or 2.9% excluding collections of prior year reserves
•Leased occupancy as of December 31, 2024, was 94.6%
•Comparable blended leasing spreads for the improved portfolio were 14.0%
•Began construction of a 29,550 square foot warehouse and distribution center at Maui Business Park II
•Amended the Company's revolving credit facility, extending the term of the facility to October 2028
Full-Year 2024 Highlights
•FFO of $100.0 million, or $1.37 per diluted share
•Adjusted FFO of $80.1 million, or $1.10 per diluted share
•FFO related to CRE and Corporate of $81.1 million, or $1.11 per diluted share
•CRE Same-Store NOI growth of 2.9%, or 3.3% excluding collections of prior year reserves
•Comparable blended leasing spreads for the improved portfolio were 11.7%
•Reduced general and administrative expense by $4.2 million, or 12.4%, compared to 2023
•Closed on the acquisition of an 81,500 square foot food and distribution facility
•Established a new $200.0 million at-the-market ("ATM") equity offering program to replace our previous program that expired in August 2024
Lance Parker, president and chief executive officer, stated: "Our portfolio ended the year on a high note with better than expected results. Occupancy is healthy, leasing volumes continue to trend well and comparable leasing spreads are strong. Looking ahead to 2025, we are excited about our prospects to continue meaningful earnings growth organically through our portfolio, and through internal and external growth opportunities."
Consolidated Financial Results for Q4 and Full-Year 2024
Below is a summary of select consolidated financial results.

(dollars in thousands, except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Net income (loss) available to A&B common shareholders	$12,438	$(3,530)	$60,514	$29,706
Diluted earnings (loss) per share available to A&B shareholders	$0.17	$(0.05)	$0.83	$0.41

(dollars in thousands, except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
FFO	$21,952	$19,824	$100,006	$79,377
FFO per diluted share	$0.30	$0.27	$1.37	$1.09
CRE & Corporate-related FFO per diluted share	$0.26	$0.19	$1.11	$0.94

Adjusted FFO	$14,178	$12,182	$80,064	$63,602
Adjusted FFO per diluted share	$0.19	$0.17	$1.10	$0.87

Selling, general and administrative expense	$7,895	$7,828	$29,822	$34,028

CRE Financial Results for Q4 and Full-Year 2024
Below is a summary of select CRE financial results.

(dollars in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
CRE operating revenue	$49,888	$48,336	$197,365	$193,971
CRE operating profit	$21,990	$17,019	$89,411	$81,225

Same-Store NOI	$31,202	$30,471	$126,359	$122,834
Same-Store NOI Growth	2.4%	4.3%	2.9%	4.3%

Same-Store NOI, excluding collections of prior year reserves	$30,969	$30,092	$124,698	$120,720
Same-Store NOI Growth, excluding collections of prior year reserves	2.9%	4.8%	3.3%	6.8%

CRE Operating Results Results for Q4 and Full-Year 2024
•During the fourth quarter of 2024, the Company executed a total of 47 improved-property leases, or approximately 139,900 square feet of gross leasable area ("GLA"), and two ground leases. In 2024, there were 209 leases executed in our improved-property portfolio, or approximately 630,300 square feet of GLA, and three ground leases.
•Comparable leasing spreads in our improved property portfolio were 14.0% for the fourth quarter of 2024, which included 15.2% for retail spaces and 6.6% for industrial spaces. Full-year comparable leasing spreads for the improved property portfolio were 11.7%, including 13.5% for retail spaces and 7.4% for industrial spaces.
•Select occupancy information is included below for the periods ending December 31, 2024, September 30, 2024 and December 31, 2023.

	December 31, 2024	September 30, 2024	December 31, 2023	Change from prior quarter	Change from prior year
Leased Occupancy
Total leased occupancy	94.6%	94.0%	94.7%	60 bps	(10) bps
Retail portfolio occupancy	95.2%	92.9%	94.3%	230 bps	90 bps
Industrial portfolio occupancy	95.2%	97.4%	96.8%	(220) bps	(160) bps

CRE Investment Activity for Full-Year 2024
•In September 2024, the Company closed on the off-market acquisition of an 81,500-square-foot distribution facility for $29.7 million. The facility is fully leased to Hansen Distribution Group, a broadline food service subsidiary of C&S Wholesale Grocers, and was an opportunity to recycle capital from Waipouli Town Center, which was sold in the fourth quarter of 2024.

•Construction began for the 29,550-square-foot warehouse and distribution center at Maui Business Park II. The single-user space includes 32' clear height and can accommodate up to 14 dock-high loading bays. The asset is pre-leased and is expected to be placed in service in late 2025.
Land Operations
•Land Operations operating profit was $2.9 million for the quarter ended December 31, 2024, comprised primarily of development sale margin.
•Land Operations operating profit was $18.9 million for the year ended December 31, 2024, comprised of $18.7 million of land sale margin and $4.6 million of equity in earnings from unconsolidated joint ventures.
Balance Sheet, Capital Markets Activities, and Liquidity
•As of December 31, 2024, the Company had total liquidity of $333.4 million, consisting of cash on hand of $33.4 million and $300.0 million available on its revolving line of credit.
•Net Debt to Trailing Twelve Months ("TTM") Consolidated Adjusted EBITDA was 3.6 times as of December 31, 2024, with TTM Consolidated Adjusted EBITDA of $122.6 million for the period ended December 31, 2024.
•In the fourth quarter of 2024, the Company amended its revolving credit facility, which extends the term of the facility to October 2028, with two six-month extension options, and provides for $450.0 million of borrowing capacity. The interest rate under the amended revolving credit facility remains unchanged from the prior facility at a rate of SOFR plus 1.05% based on a leverage-based pricing grid, plus a SOFR adjustment of 0.10%.
•The Company paid a fourth quarter 2024 dividend of $0.2250 per share on January 8, 2025.
•The Company's Board declared a first quarter 2025 dividend of $0.2250 per share, payable on April 7, 2025, to shareholders of record as of the close of business on March 14, 2025.
2025 Full-Year Guidance
The Company's initial outlook for 2025 is as follows.

	2024 Actual	2025 Guidance
Net Income (Loss) available to A&B common shareholders per diluted share	$0.83	$0.64 to $0.71
FFO per diluted share	$1.37	$1.13 to $1.20
FFO per share related to CRE and Corporate	$1.11	$1.11 to $1.16
CRE Same-Store NOI growth %	2.9%	2.4% to 3.2%

ABOUT ALEXANDER & BALDWIN
Alexander & Baldwin, Inc. (NYSE: ALEX) (A&B) is the only publicly-traded real estate investment trust to focus exclusively on Hawai‘i commercial real estate and is the state's largest owner of grocery-anchored, neighborhood shopping centers. A&B owns, operates and manages approximately four million square feet of commercial space in Hawai‘i, including 21 retail centers, 14 industrial assets, four office properties, and 142 acres of ground lease assets. Over its 155-year history, A&B has evolved with the state's economy and played a leadership role in the development of the agricultural, transportation, tourism, construction, residential and commercial real estate industries.

Learn more about A&B at www.alexanderbaldwin.com.

Contact:
Jordan Hino
(808) 525-8475
investorrelations@abhi.com

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
SEGMENT DATA & OTHER FINANCIAL INFORMATION
(amounts in thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Segment Operating Revenue:
Commercial Real Estate[1]	$49,894	$48,361	$197,390	$194,032
Land Operations[2]	12,560	4,506	39,276	14,872
Total segment operating revenue	62,454	52,867	236,666	208,904
Operating Profit (Loss):
Commercial Real Estate[1]	21,990	17,019	89,411	81,225
Land Operations[2]	2,942	6,345	18,922	10,830
Total operating profit (loss)	24,932	23,364	108,333	92,055
Gain (loss) on disposal of commercial real estate properties	51	—	51	—
Interest expense	(6,050)	(5,988)	(23,169)	(22,963)
Corporate and other expense	(6,205)	(8,837)	(21,038)	(28,247)
Income (Loss) from Continuing Operations Before Income Taxes	12,728	8,539	64,177	40,845
Income tax benefit (expense)	—	(28)	(174)	(35)
Income (Loss) from Continuing Operations	12,728	8,511	64,003	40,810
Income (loss) from discontinued operations, net of income taxes	(285)	(11,749)	(3,466)	(7,847)
Net Income (Loss)	12,443	(3,238)	60,537	32,963
Loss (income) attributable to discontinued noncontrolling interest	—	(268)	—	(3,151)
Net Income (Loss) Attributable to A&B Shareholders	$12,443	$(3,506)	$60,537	$29,812

Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.18	$0.12	$0.88	$0.56
Discontinued operations available to A&B shareholders	(0.01)	(0.17)	(0.05)	(0.15)
Net income (loss) available to A&B shareholders	$0.17	$(0.05)	$0.83	$0.41

Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.17	$0.12	$0.88	$0.56
Discontinued operations available to A&B shareholders	—	(0.17)	(0.05)	(0.15)
Net income (loss) available to A&B shareholders	$0.17	$(0.05)	$0.83	$0.41

Weighted-Average Number of Shares Outstanding:
Basic	72,633	72,449	72,606	72,559
Diluted	72,853	72,719	72,752	72,776

Amounts Available to A&B Common Shareholders:
Continuing operations available to A&B common shareholders	$12,723	$8,487	$63,980	$40,704
Discontinued operations available to A&B common shareholders	(285)	(12,017)	(3,466)	(10,998)
Net income (loss) available to A&B common shareholders	$12,438	$(3,530)	$60,514	$29,706
[1] Commercial Real Estate segment revenue and operating profit (loss) includes intersegment operating revenue, primarily from the Land Operations segment, that is eliminated in the consolidated results of operations.

[2] Land Operations segment revenue and operating profit (loss) includes intersegment operating expense, from the Commercial Real Estate segment, that is eliminated in the consolidated results of operations.

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands; unaudited)

	December 31,	December 31,
	2024	2023
ASSETS
Real estate investments
Real estate property	$1,670,879	$1,609,013
Accumulated depreciation	(255,641)	(227,282)
Real estate property, net	1,415,238	1,381,731
Real estate developments	46,423	58,110
Investments in real estate joint ventures and partnerships	5,907	6,850
Real estate intangible assets, net	31,176	36,298
Real estate investments, net	1,498,744	1,482,989
Cash and cash equivalents	33,436	13,517
Restricted cash	236	236
Accounts receivable, net of allowances (credit losses and doubtful accounts) of $1,701 and $2,888 as of December 31, 2024 and 2023, respectively	3,697	4,533
Goodwill	8,729	8,729
Other receivables, net of allowance (credit losses and doubtful accounts) of $2,393 and $3,545 as of December 31, 2024 and 2023, respectively	16,696	23,601
Prepaid expenses and other assets	108,894	98,652
Assets held for sale	—	13,984
Total assets	$1,670,432	$1,646,241

LIABILITIES AND EQUITY
Liabilities:
Notes payable and other debt	$474,837	$463,964
Accounts payable	4,529	5,845
Accrued post-retirement benefits	7,582	9,972
Deferred revenue	72,462	70,353
Accrued and other liabilities	107,479	93,096
Total liabilities	666,889	643,230
Equity:
Total shareholders' equity	1,003,543	1,003,011
Total liabilities and equity	$1,670,432	$1,646,241

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOWS
(amounts in thousands; unaudited)

	Year Ended December 31,
	2024	2023
Cash Flows from Operating Activities:
Net income (loss)	$60,537	$32,963
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Loss (income) from discontinued operations	3,466	7,847
Depreciation and amortization	36,312	36,791
Provision for (reversal of) credit losses	(628)	—
Loss (gain) from disposals, net	(2,199)	(1,114)
Impairment of assets	256	4,768
Loss (gain) on de-designated interest rate swap valuation adjustment	(3,675)	2,718
Share-based compensation expense	4,795	6,081
Loss (income) related to joint ventures, net of operating cash distributions	(1,179)	(1,822)
Changes in operating assets and liabilities:
Trade and other receivables	35	120
Prepaid expenses and other assets	(424)	(894)
Development/other property inventory	6,464	(3,474)
Accrued post-retirement benefits	(1,841)	(5)
Accounts payable	(1,047)	1,130
Accrued and other liabilities	1,239	(9,622)
Operating cash flows from continuing operations	102,111	75,487
Operating cash flows from discontinued operations	(4,120)	(8,395)
Net cash provided by (used in) operations	97,991	67,092
Cash Flows from Investing Activities:
Capital expenditures for acquisitions	(29,826)	(9,464)
Capital expenditures for property, plant and equipment	(20,951)	(21,686)
Proceeds from disposal of assets	18,955	3,439
Payments for purchases of investments in affiliates and other investments	(306)	(342)
Distributions of capital and other receipts from investments in affiliates and other investments	1,013	451
Investing cash flows from continuing operations	(31,115)	(27,602)
Investing cash flows from discontinued operations	15,000	34,705
Net cash provided by (used in) investing activities	(16,115)	7,103
Cash Flows from Financing Activities:
Proceeds from issuance of notes payable and other debt	60,000	—
Payments of notes payable and other debt and deferred financing costs	(166,994)	(35,082)
Borrowings (payments) on line-of-credit agreement, net	113,000	25,000
Cash dividends paid	(64,980)	(64,265)
Repurchases of common stock and other payments	(2,983)	(5,403)
Financing cash flows from continuing operations	(61,957)	(79,750)
Financing cash flows from discontinued operations	—	(15,101)
Net cash provided by (used in) financing activities	(61,957)	(94,851)

Cash, Cash Equivalents, Restricted Cash, and Cash included in Assets Held for Sale
Net increase (decrease) in cash, cash equivalents, restricted cash, and cash included in assets held for sale	19,919	(20,656)
Balance, beginning of period	13,753	34,409
Balance, end of period	$33,672	$13,753

USE OF NON-GAAP FINANCIAL MEASURES
The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

NOI and Same-Store NOI

NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. Management believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income that is realizable (i.e., assuming collectability is deemed probable) and direct property-related expenses paid or payable in cash that are incurred at the property level, as well as trends in occupancy rates, rental rates and operating costs. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-based revenue (e.g., straight-line lease adjustments required under GAAP and amortization of lease incentives and favorable/unfavorable lease assets/liabilities); by non-cash expense recognition items (e.g., the impact of depreciation related to capitalized costs for improved properties and building/tenant space improvements, amortization of leasing commissions, or impairments); or by other income, expenses, gains, or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income and interest and other income (expense), net). Management believes the exclusion of these items from Commercial Real Estate operating profit (loss) is useful because it provides a performance measure of the revenue and expenses directly involved in owning and operation real estate assets. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned, operated, and stabilized for the entirety of the prior calendar year and current reporting period, year-to-date. Management believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).

Reconciliations of CRE operating profit to CRE NOI, Same-Store NOI and Same-Store NOI Excluding Collections of Amounts Reserved in Previous Years are as follows:

	Three Months Ended December 31,			Twelve Months Ended December 31,
(amounts in thousands; unaudited)	2024	2023	Change	2024	2023	Change
CRE Operating Profit	$21,990	$17,019	$21,990	$89,411	$81,225	$8,186
Depreciation and amortization	9,283	9,154	129	36,093	36,490	(397)
Straight-line lease adjustments	(868)	(850)	(18)	(2,736)	(5,067)	2,331
Favorable/(unfavorable) lease amortization	(72)	(228)	156	(371)	(1,077)	706
Termination fees and other	173	42	131	(347)	(90)	(257)
Interest and other income (expense), net	(59)	(39)	(20)	(184)	59	(243)
Impairment losses	256	4,119	(3,863)	256	4,768	(4,512)
Selling, general, administrative	1,011	1,341	(330)	5,356	6,984	(1,628)
NOI	31,714	30,558	1,156	127,478	123,292	4,186
Less: NOI from acquisitions, dispositions, and other adjustments	(512)	(87)	(425)	(1,119)	(458)	(661)
Same-Store NOI	31,202	30,471	731	126,359	122,834	3,525
Less: Collections of amounts reserved in prior years	(233)	(379)	146	1,661	2,114	(453)
Same-Store NOI excluding collections of amounts reserved in prior years	$30,969	$30,092	$877	$124,698	$120,720	$3,978
Same-Store NOI % change			2.4%			2.9%
Same-Store NOI excl. collections of amounts reserved in prior years % change			2.9%			3.3%
The forward looking guidance included in this release includes certain forward-looking information, including CRE Same-Store NOI growth %, that is not presented in accordance with GAAP. In reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K, we do not provide a quantitative reconciliation of such forward-looking CRE Same-Store NOI growth % amounts to the most directly comparable GAAP financial measure. These forward-looking same-store calculations include only activity from properties owned for comparable periods. We are unable, without unreasonable effort, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items, including but not limited to, (i) occupancy changes; (ii) terms for new and renewal leases; (iii) collections from tenants; and (iv) other nonrecurring/unplanned income or expense items. These items are inherently uncertain and depend on various factors, many of which are beyond our control, and the unavailable components could have a significant impact on our future financial results.

Funds From Operations and Adjusted Funds From Operations
Management believes that FFO serves as a supplemental measure to net income calculated in accordance with GAAP for comparing its performance and operations to those of other REITs because it excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, which assumes that the value of real estate assets diminishes predictably over time instead of fluctuating with market conditions, and items that can make periodic or peer analysis more difficult, such as gains and losses from the sale of CRE properties, impairment losses related to CRE properties, and income (loss) from discontinued operations. Management believes that FFO more accurately provides an investor an indication of our ability to incur and service debt, make capital expenditures and fund other needs.
The Company has been executing a simplification strategy to focus on the growth and expansion of its commercial real estate portfolio in Hawai‘i by monetizing its legacy assets and operations. The sale of Grace Pacific, LLC and the Company-owned quarry land on Maui in 2023 marked the culmination of the Company’s simplification strategy. Although the Company has some remaining legacy assets to be monetized, investors and analysts now view the Company as a pure-play REIT. In order to enhance comparability to other REITs, the Company provides an additional performance metric, Adjusted FFO, to further adjust FFO to exclude the effects of certain items not related to ongoing property operations. Adjusted FFO is a widely recognized measure of the property operations of REITs and may be more useful than FFO in evaluating the operating performance of the Company’s properties over the long term, as well as enabling investors and analysts to assess performance in comparison to other real estate companies.

FFO and Adjusted FFO do not represent alternatives to net income calculated in accordance with GAAP and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. In addition, FFO and Adjusted FFO do not represent and should not be considered alternatives to cash generated from operating activities determined in accordance with GAAP, nor should they be used as measures of the Company’s liquidity, or cash available to fund the Company’s needs or pay distributions. FFO and Adjusted FFO should be considered only as supplements to net income as a measure of the Company’s performance.

The Company presents both non-GAAP measures and reconciles FFO to the most directly-comparable GAAP measure, Net Income (Loss) available to A&B common shareholders, and FFO to Adjusted FFO. The Company's FFO and Adjusted FFO may not be comparable to such metrics reported by other REITs due to possible differences in the interpretation of the current Nareit definition used by such REITs.

Reconciliations of net income (loss) available to A&B common shareholders to FFO and Adjusted FFO are as follows (amounts in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net Income (Loss) available to A&B common shareholders	$12,438	$(3,530)	60,514	29,706
Depreciation and amortization of commercial real estate properties	9,280	9,154	36,077	36,490
Gain on the disposal of commercial real estate properties	(51)	—	(51)	—
Impairment losses - commercial real estate properties	—	2,183	—	2,183
(Income) loss from discontinued operations, net of income taxes	285	11,749	3,466	7,847
Income (loss) attributable to discontinued noncontrolling interest	—	268	—	3,151
FFO	21,952	19,824	100,006	79,377
Add (deduct) Adjusted FFO defined adjustments
Impairment losses - abandoned development costs	256	1,936	256	2,585
(Gain) loss on sale of legacy business[1]	—	3	(2,125)	(1,114)
Non-cash changes to liabilities related to legacy operations[2]	(165)	(4,760)	2,028	(3,965)
Provision for (reversal of) current expected credit losses	—	—	(628)	—
Legacy joint venture (income) loss[3]	(720)	7	(4,556)	(1,872)
(Gain) loss on fair value adjustments related to interest rate swaps	—	2,718	(3,675)	2,718
Non-recurring financing-related charges	—	—	2,350	—
Amortization of share-based compensation	1,141	798	4,795	6,081
Maintenance capital expenditures[4]	(7,358)	(7,217)	(15,103)	(13,651)
Leasing commissions paid	(345)	(271)	(1,272)	(1,380)
Straight-line lease adjustments	(868)	(850)	(2,736)	(5,067)
Amortization of net debt premiums or discounts and deferred financing costs	357	243	1,095	967
Favorable (unfavorable) lease amortization	(72)	(249)	(371)	(1,077)
Adjusted FFO	$14,178	$12,182	80,064	63,602

[1] Amounts in 2024 are primarily associated with the favorable resolution of contingent liabilities related to the sale of a legacy business in a prior year. Amounts in 2023 are related to gain on disposal of the Company's ownership interest in a legacy trucking and storage business on Maui.

[2] Primarily related to environmental reserves associated with legacy business activities in the Land Operations segment.
[3] Includes joint ventures engaged in legacy business activities within the Land Operations segment.
[4] Includes ongoing maintenance capital expenditures only.

Reconciliations of net income (loss) available to A&B common shareholders per diluted share, to the forward-looking range of FFO per diluted share, are as follows:

Reconciliations of Net Income available to A&B common shareholders to FFO

	Twelve Months Ended December 31, 2024	Full-Year 2025 Estimate[1]
		Low	High

Net Income (Loss) available to A&B common shareholders per diluted share	$0.83	$0.64	$0.71
Depreciation and amortization of commercial real estate properties	0.49	0.49	0.49
(Income) loss from discontinued operations, net of income taxes	0.05	—	—
FFO per diluted share	$1.37	$1.13	$1.20

FFO per share related to CRE and Corporate	$1.11	$1.11	$1.16
FFO per diluted share related to Land Operations[2]	0.26	0.02	0.04
FFO per diluted share	$1.37	$1.13	$1.20

[1] The full-year 2025 estimate reflects guidance as of the date of this earnings release and assumes that diluted shares equal the latest 2024 year-to-date ending amount.
2 FFO per diluted share related to Land Operations is equal to Land Operations operating profit (loss) divided by diluted shares, as there are no reconciling items between Land Operations operating profit (loss) and FFO for the Land Operations segment.

Net Debt

Net Debt is calculated by adjusting the Company's total debt to its notional amount (by excluding unamortized premium, discount and capitalized loan fees) and by subtracting cash and cash equivalents recorded in the Company's consolidated balance sheets.

A reconciliation of the Company's Net Debt is as follows.

	December 31,	December 31,
(amounts in thousands; unaudited)	2024	2023
Debt
Secured debt	$54,714	$189,713
Unsecured term debt	270,123	237,251
Unsecured revolving credit facility	150,000	37,000
Total debt	474,837	463,964
Net unamortized deferred financing cost / discount (premium)	347	149
Cash and cash equivalents	(33,436)	(13,517)
Net debt	$441,748	$450,596

EBITDA and Adjusted EBITDA

The Company may report various forms of EBITDA (e.g. Consolidated EBITDA, Consolidated Adjusted EBITDA, and Land Operations EBITDA) as non-GAAP measures used by the Company in evaluating the segments' and Company's operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the segments' and Company’s ongoing operations.

The Company also adjusts Consolidated EBITDA to arrive at Consolidated Adjusted EBITDA for items identified as non-recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business).

As an illustrative example, the Company identified non-cash impairment as a non-recurring, infrequent or unusual item that is not expected to recur in the consolidated or segment’s normal operations. By excluding these items from Consolidated EBITDA to arrive at Consolidated Adjusted EBITDA, the Company believes it provides meaningful supplemental information about its operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliations of the Company's consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA are as follows:

	TTM December 31,	TTM December 31,
(amounts in thousands, unaudited)	2024	2023
Net Income (Loss)	$60,537	$32,963
Adjustments:
Depreciation and amortization	36,312	36,791
Interest expense	23,169	22,963
Income tax expense (benefit)	174	35
Interest expense related to discontinued operations	—	496
Consolidated EBITDA	120,192	93,248
Asset impairments	256	4,768
(Gain) loss on fair value adjustments related to interest rate swaps	(3,675)	2,718
Non-recurring financing-related charges	2,350	—
(Income) loss from discontinued operations, net of income taxes and excluding depreciation, amortization and interest expense	3,466	7,351
Consolidated Adjusted EBITDA	$122,589	$108,085

FORWARD-LOOKING STATEMENTS

Statements in this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, the evaluation of alternatives by the Company related to its remaining legacy assets, and the risk factors discussed in Part I, Item 1A of the Company's 2024 Form 10-K, filed with the SEC on or around February 28, 2025, under the heading "Risk Factors", and other filings with the Securities and Exchange Commission. The information in this release should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.
The risk factors discussed in "Risk Factors" could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.